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                                                                     EXHIBIT 1.3


                              REMARKETING AGREEMENT

         REMARKETING AGREEMENT dated as of March 16, 1998 (the "REMARKETING AGREEMENT") between Service Corporation International, a Texas corporation (the "COMPANY"), and J.P. Morgan Securities Inc. ("JPMSI" and, in its capacity as the remarketing dealer hereunder, the "REMARKETING DEALER").

         WHEREAS, the Company has issued $300,000,000 aggregate principal amount of its 6.30% Dealer remarketable securities(sm)* ("DRS."(sm)) due March 15, 2020 (the "STATED MATURITY DATE") pursuant to an Indenture dated as of February 1, 1993, as supplemented (the "INDENTURE"), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"); and

         WHEREAS, the Drs. are being sold initially pursuant to an Underwriting Agreement dated as of March 11, 1998 (the "UNDERWRITING AGREEMENT") between the Company and JPMSI, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Underwriters; and

         WHEREAS, the Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (No. 333-10867) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in connection with the offering of debt securities, including the Drs., which registration statement was declared effective by order of the Commission, and has filed such amendments thereto and such amended or supplemented prospectuses as may have been required to the date hereof, and will file such additional amendments and supplements thereto and such additional amended or supplemented prospectuses as may hereafter be required (such registration statement, including any amendments and supplements thereto, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act, or otherwise, are referred to herein as the "REGISTRATION STATEMENT"); all preliminary and final prospectuses relating to such Registration Statement used in connection with the offering of Drs., including the documents incorporated by reference therein, are referred to herein collectively as the "PROSPECTUS"; provided that, if any new or revised prospectus shall be p rovided to the Remarketing Dealer by the Company for use in connection with any remarketing of the Drs. which differs from the Prospectus filed with the



-----------------
         *"Dealer remarketable securities(sm)" and "Drs.(sm)" are service marks of J.P. Morgan Securities Inc.

Commission at the time of the initial issuance of the Drs. (whether or not such new or revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the term "PROSPECTUS" shall refer to such new or revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use, and the term "REGISTRATION STATEMENt" shall refer to the Registration Statement as deemed amended by the prospectus so provided or any new registration statement of which such prospectus is a part; and

         WHEREAS, JPMSI is prepared to act as the Remarketing Dealer with respect to the first remarketing of the Drs. (the "FIRST REMARKETING") on March 15, 2003 (the " FIRST REMARKETING DATE") and with respect to the second remarketing of the Drs. (the "SECOND REMARKETING," and, together with the First Remarketing, the "REMARKETING") on March 15, 2010 (the "SECOND REMARKETING DATE," and, together with the First Remarketing Date, the "REMARKETING DATES"), in each case pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         SECTION 1. Definitions. "BUSINESS DAY" means any day other than a Saturday or Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

         SECTION 2. Representations and Warranties. (a) The Company represents and warrants to the Remarketing Dealer as of the date hereof, each Notification Date (as defined below), each Determination Date (as defined below) and each Remarketing Date (each of the foregoing dates being hereinafter referred to as a "REPRESENTATION DATE"), as follows:

              (i) It has filed all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (collectively, the "EXCHANGE ACT DOCUMENTS").

              (ii) The applicable Remarketing Materials (as defined below) will not, as of their date or any Remarketing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.






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              (iii) The representations and warranties contained in the
         Underwriting Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of each Representation Date; provided that, for purposes of this Agreement, representations and warranties in the Underwriting Agreement shall be deemed modified by the Exchange Act Documents, as well as any new or revised registration statement and new or revised prospectus required by subsection 3(f) hereof (provided further, however, that no such modification shall reflect, either singly or in the aggregate, a material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole), and the date as of which such representations and warranties are made shall include each Representation Date.

              (iv) Since the respective dates as of which information is given in the Remarketing Materials or the Exchange Act Documents, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Remarketing Materials or the Exchange Act Documents. Except as set forth or contemplated in the Remarketing Materials or the Exchange Act Documents, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

              (v) This Agreement has been duly authorized, executed and delivered by the Company.

              (vi) The issue and sale of the Drs. and the performance by the Company of all of its obligations under the Drs., the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii)






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         result in any violation of the provisions of the Certificate of
         Incorporation or the By-Laws of the Company or (iii) result in a violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except in the case of clause (i) or (iii) above where such breach or violation (other than a violation of federal or state securities laws) will not result in a material adverse change in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Drs. or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have already been obtained and except as may be required under the blue sky laws of any jurisdiction.

              (vii) The Drs. conform in all material respects to the description thereof contained in the Prospectus.

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the Drs. shall be deemed a representation and warranty by the Company to the Remarketing Dealer as to the matters covered thereby.

         SECTION 3. Covenants of the Company. The Company covenants with the Remarketing Dealer as follows:

         (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of the occurrence:

              (i) at any time of any event set forth in clause (i), (ii) or
         (iii) of subsection 8(c), or of any amendment to the Indenture (including the Drs.); and

              (ii) in connection with each Remarketing, on or after the relevant Notification Date, of any event set forth in clauses (i) or (ii) of subsection 8(d).

         (b) The Company will furnish to the Remarketing Dealer upon request:






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              (i) each Registration Statement and the Prospectus relating to the
         Drs. (including in each case any amendment or supplement thereto and each document incorporated therein by reference);

              (ii) each Exchange Act Document filed after the date hereof; and

              (iii) such other information relating to the Company and the Drs. as the Remarketing Dealer may reasonably request from time to time for use in connection with the remarketing of the Drs.

The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of Drs. and consents to the use thereof for such purpose.

          (c) If, at any time within three months of the Remarketing Date, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the Drs. shall occur which could reasonably be expected to cause any of the materials or information referred to in subsection
(b) above or any document incorporated therein by reference (collectively, the "REMARKETING MATERIALS") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

          (d) So long as the Drs. are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

          (e) The Company will comply with the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the Drs. as contemplated in (i) this Agreement,
(ii) the Prospectus first used to confirm sales of the Drs. when the Drs. were originally issued, and (iii) the prospectuses, if any, used in connection with the Remarketings.

          (f) If a new or amended Registration Statement in respect of the Drs. is in the opinion of counsel for the Remarketing Dealer or for the Company necessary to sell Drs. on an unrestricted basis on the relevant Remarketing Date, then the Company, at its expense, will, on or before such Remarketing
Date:





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              (i) prepare and file with the Commission such amended or new
         Registration Statement (including a Prospectus) covering such sale of Drs. by the Remarketing Dealer, and cause such Registration Statement to become effective on or prior to such Remarketing Date;

              (ii) furnish to the Remarketing Dealer such number of copies of such Prospectus as the Remarketing Dealer may reasonably request;

              (iii) furnish to the Remarketing Dealer an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and the Prospectus, of Liddell, Sapp, Zivley, Hill & LaBoon, LLP or such other counsel to the Company reasonably satisfactory to the Remarketing Dealer and a "comfort letter" from the Company's independent accountants, in each case dated as of such Remarketing Date and in form and substance satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered to satisfy the closing conditions of the Underwriting Agreement, but modified to relate to such new or amended Registration Statement and the Prospectus; and

              (iv) provide to the Remarketing Dealer and any other securities dealer participating in the remarketing of the Drs. the opportunity to conduct an underwriters' due diligence investigation of the Company in a scope customarily provided in connection with a public offering of the Company's debt securities.

         Furthermore, if at any time when, in the opinion of counsel for the Remarketing Dealer, a prospectus is required by the Securities Act to be delivered in connection with sales of the Drs., any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Prospectus to comply with law, the Company, at its expense, will promptly furnish to the Remarketing Dealer such amendments or supplements to the Prospectus as may be needed so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         The Company agrees to reimburse the Remarketing Dealer for all of its reasonable out-of-pocket expenses (including reasonable fees and disbursements







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of counsel) incurred in connection with any remarketing under circumstances described in this subsection 3(f).

          (g) The Company agrees that neither it nor any of its subsidiaries or affiliates shall purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any of the Drs. on or prior to the Second Remarketing, other than a repurchase of the Drs. in accordance with subsection 4(g) or a redemption of the Drs. in accordance with subsection 4(h).

          (h) The Company will comply with each of the covenants set forth in the Underwriting Agreement.

          (i) In connection with each Remarketing, the Company will arrange for the qualification of the Drs. for sale under the laws of such jurisdictions as the Remarketing Dealer may designate, and will maintain such qualifications in effect so long as required for the relevant Remarketing; the Company will pay all expenses in connection with such qualification, including the fees and disbursements of counsel for any dealers participating in the remarketing in connection with such qualification and in connection with blue sky and legal investment surveys.

          (j) During each five Business Day period ending on the First Remarketing Date or the Second Remarketing Date, as the case may be, the Company will not, without the consent of the Remarketing Dealer, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities, except debt securities issued to owners of facilities in connection with the acquisition by the Company or any of its subsidiaries of such facilities.

         SECTION 4. Appointment and Obligations of the Remarketing Dealer. (a) Unless this Agreement is otherwise terminated in accordance with Section 10 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints JPMSI, and JPMSI hereby accepts such appointment, as the exclusive Remarketing Dealer with respect to the Drs., subject further to (i) the obligation of the Company to repurchase the Drs. in accordance with subsection 4(g) or (ii) the option of the Company to redeem the Drs. in accordance with subsection 4(h) hereof.

          (b) In connection with each Remarketing, the obligations of the Remarketing Dealer hereunder to purchase the tendered Drs. on the relevant Remarketing Date, to determine the relevant Reset Interest Rate pursuant to subsection 4(d) below and to remarket the Drs. are conditioned on:




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              (i) the issuance and delivery of such Drs. pursuant to the terms and conditions of the Underwriting Agreement;

              (ii) the Remarketing Dealer's election on the relevant Notification Date to purchase the Drs. for remarketing on the relevant Remarketing Date; and

              (iii) satisfaction on the relevant Remarketing Date of all the conditions set forth in Section 8 hereof, as determined in the Remarketing Dealer's sole discretion.

         (c) On a Business Day not later than fifteen Business Days prior to each Remarketing Date (each a "NOTIFICATION DATE"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase the Drs. on such Remarketing Date. If, and only if, the Remarketing Dealer so elects with respect to such Remarketing Date, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on such Remarketing Date, upon the terms and subject to the conditions described herein. The purchase price of the Drs. shall be equal in each case to 100% of the principal amount thereof.

         (d) The Remarketing Dealer shall determine a new stated interest rate on the Drs. as of the First Remarketing Date (the "INTEREST RATE TO THE SECOND REMARKETING DATE") and as of the Second Remarketing Date (the "INTEREST RATE TO MATURITY", and, together with the Interest Rate to the Second Remarketing Date, the "RESET INTEREST RATES") as follows: on the third Business Day immediately preceding the relevant Remarketing Date (each a "DETERMINATION DATE") by 3:30 p.m., New York City time, the Remarketing Dealer shall solicit the Reference Corporate Dealers (defined below) for firm, committed bids to purchase all outstanding Drs. at the Dollar Price (defined below), and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submits a bid). Each bid shall be expressed in terms of the relevant Reset Interest Rate that the Drs. would bear (quoted as a spread over 5.63% per annum (the "BASE RATE")), based on the following assumptions:

              (i) the Drs. would be sold to such Reference Corporate Dealer on the relevant Remarketing Date for settlement on the same day;

              (ii) the Drs. would mature on the Second Remarketing Date or the Stated Maturity Date, as the case may be; and

              (iii) the Drs. would bear interest at a stated rate equal to the rate bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Drs., from and including the First




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         Remarketing Date to but excluding the Second Remarketing Date, or from and including the Second Remarketing Date to but excluding the Stated Maturity Date, as the case may be.

         The relevant Reset Interest Rate announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. Subject only to subsection 4(e) below, the Remarketing Dealer shall have the discretion to select the time at which each Reset Interest Rate is determined on the relevant Determination Date.

         The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed bid pursuant to this subsection 4(d). In the event that two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

         "DOLLAR PRICE" means, with respect to each Remarketing Date, the greater of (1) 100% of the principal amount of the Drs. and (2) the discounted present value to such Remarketing Date of the cash flows on a bond

                   (x) with a principal amount equal to the aggregate principal amount of the Drs.,

                   (y) maturing on (i) the Second Remarketing Date (in the case of a determination made in connection with the First Remarketing), or
         (ii) the Stated Maturity Date (in the case of a determination made in connection with the Second Remarketing) and

                   (z) bearing interest at a rate equal to the Base Rate,

using a discount rate equal to the Treasury Rate (defined below), payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Drs.

                   (i) in the case of a determination made in connection with the First Remarketing, from the First Remarketing Date to the Second Remarketing Date, or





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                   (ii) in the case of a determination made in connection with the Second Remarketing, from the Second Remarketing Date to the Stated Maturity Date.

         "REFERENCE CORPORATE DEALER" means J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities Inc. If any of such persons shall cease to be a leading dealer of publicly-traded debt securities of the Company, then the Remarketing Dealer may, with the approval of the Company (not to be unreasonably withheld), replace such person with any other leading dealer of publicly-traded debt securities of the Company.

         "TREASURY RATE" means, with respect to each Determination Date, the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on such Determination Date of the Comparable Treasury Issue (defined below) for value on the relevant Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below).

         "COMPARABLE TREASURY ISSUE" means, with respect to each Determination Date, the United States Treasury security selected by the Remarketing Dealer as having an actual maturity on such Determination Date (or the United States Treasury securities selected by the Remarketing Dealer to derive an interpolated maturity on such Determination Date) comparable to (i) the time remaining to the Second Remarketing Date (in the case of a determination made in connection with the First Remarketing), or (ii) the remaining term of the Drs. (in the case of a determination made in connection with the Second Remarketing).

          "COMPARABLE TREASURY PRICE" means, with respect to each Determination Date, (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on such Determination Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the relevant Remarketing Date, if prices quoted on Telerate Page 500 are for settlement on any date other than such Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Remarketing Date, excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.






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         "TELERATE PAGE 500" means the display designated as "Telerate Page 500"
on Dow Jones Markets Limited (or such other page as may replace Telerate Page
500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Determination Date and each Reference Treasury Dealer, the offer price(s) for the Comparable Treasury Issue (expressed as a percentage of its principal amount) for settlement on the relevant Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on such Determination Date. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on such Determination Date.

         "REFERENCE TREASURY DEALER" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

          (e) In connection with each Remarketing, if the Remarketing Dealer has elected to remarket the Drs. as provided in subsections 4(c) and 4(d), then it shall notify the Company, the Trustee and The Depository Trust Company ("DTC") by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date for such Remarketing of the relevant Reset Interest Rate applicable to the Drs. effective (i) from and including the First Remarketing Date to but excluding the Second Remarketing Date, or (ii) from and including the Second Remarketing Date to but excluding the Stated Maturity Date, as the case may be.

          (f) If any Remarketing is done as provided herein then, subject to
Section 8 hereof, the Remarketing Dealer will make, or cause the Trustee to make, payment to DTC by the close of business on the relevant Remarketing Date against delivery through DTC of the Drs. tendered in such Remarketing, of the purchase price for all of the Drs. so tendered. The purchase price of the Drs. tendered in such Remarketing will be equal to 100% of the principal amount thereof and shall be paid in immediately available funds.

           (g) If the Remarketing Dealer (i) does not elect to purchase the Drs. for the relevant Remarketing pursuant to subsection 4(c); (ii) shall not have received by the required time on the relevant Determination Date any firm, committed bids to purchase all of the Drs. pursuant to subsection 4(d); or (iii) for any reason does not purchase all of the Drs. on the relevant Remarketing Date, then the Company shall repurchase on such Remarketing Date any Drs. that have not been purchased by the Remarketing Dealer at a price equal to 100% of the principal amount of




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

such Drs. plus all accrued interest, if any, on such Drs. to (but excluding) such Remarketing Date. The Remarketing Dealer shall notify the Company promptly about the occurrence of circumstances set forth in clause (ii) or (iii) above.

          (h) If the Remarketing Dealer has elected to remarket the Drs. on the relevant Remarketing Date in accordance with subsection 4(c) hereof, the Company may irrevocably elect to exercise its right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on such Remarketing Date, by giving written notice of such election to the Remarketing Dealer no later than the later of

              (i) the Business Day immediately prior to the relevant Determination Date or

              (ii) if fewer than three Reference Corporate Dealers submit firm, committed bids in accordance with subsection 4(d) hereof, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed;

and by paying the amount equal to the sum of (x) 100% of the aggregate principal amount of the Drs. and (y) the Call Price (as defined in Section 10).

         In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on such Remarketing Date to an account designated by the Remarketing Dealer. For purposes of calculating the Call Price, the Remarketing Dealer shall be deemed to have made the request for the Call Price on the date the Company makes its election to redeem the Drs.

         If the Company exercises its right to redeem the Drs. pursuant to clause (ii) above, it shall promptly reimburse the Remarketing Dealer for any and all expenses (including any and all hedge losses resulting from intra-day hedging associated with the determination of the Dollar Price on the Determination Date by the Remarketing Dealer) incurred by the Remarketing Dealer in connection with its having to break such associated intra-day hedging transactions to enable the Company to exercise such redemption right. If any such broken hedges result in a profit to the Remarketing Dealer, the Remarketing Dealer shall promptly pay such profit over to the Company. The amount of any hedge losses or profits shall be calculated by the Remarketing Dealer.

          (i) In accordance with the terms and provisions of the Drs., the tender and settlement procedures set forth in this Section 4, shall be subject to modification without the consent of the holders of the Drs., to the extent required by DTC or, if the book-entry system is no longer available for the Drs. at the time of either Remarketing, to the extent required to facilitate the tendering and






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remarketing of Drs. in certificated form. In addition, the Remarketing Dealer may, without the consent of the holders of the Drs., modify the settlement procedures set forth in the Indenture and/or the Drs. in order to facilitate the settlement process.

          (j) In accordance with the terms and provisions of the Drs., the Company hereby (i) agrees that at all times, it will use its best efforts to maintain the Drs. in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Drs. in book-entry form and (ii) waives any discretionary right it otherwise may have under the Indenture to cause the Drs. to be issued in certificated form.

         SECTION 5. Fees and Expenses. Subject to subsection 3(f), the last paragraph of subsection 4(h) and Section 10 hereof, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company for its remarketing services set forth herein.

         SECTION 6. Resignation of the Remarketing Dealer. The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective ten Business Days after delivery of a written notice to the Company and the Trustee of such resignation. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with subsection 10(b) hereof. The Company shall have the right, but not the obligation, to appoint a successor Remarketing Dealer.

         SECTION 7. Dealing in the Drs.; Purchase of Drs. by the Company; Incorporation by Reference of Master Agreement. (a) JPMSI, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Drs. JPMSI, as holder or beneficial owner of the Drs., may exercise any vote or join as a holder or beneficial owner, as the case may be, in any action which any holder or beneficial owner of Drs. may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

          (b) The Company may purchase Drs. in the Second Remarketing, provided that the relevant Reset Interest Rate established with respect to Drs. in such Remarketing is not different from the Reset Interest Rate that would have been established if the Company had not purchased such Drs. in such Remarketing.

         (c) Reference is made to the ISDA Master Agreement dated as of July 1, 1996 (the "MASTER AGREEMENT") between Morgan Guaranty Trust Company of New York ("MGT") and the Company, including, without limitation the Schedule thereto and the Credit Support Annex dated as of July 1, 1996; provided that if the Master Agreement is terminated, then, for the purposes hereof, the Master Agreement shall mean the Master Agreement as of the date of termination.

         The Company and JPMSI hereby agree to be bound by the Credit Enhancement provisions set forth in Part 5 Sections 11 through 13 of the Schedule to the Master Agreement and the Credit Support Annex, as if JPMSI were MGT and as if the Company's obligations hereunder to pay the Call Price were the only Transaction (within the meaning of the Master Agreement). In the event the Company is required to post collateral pursuant to the provisions of the Master Agreement incorporated herein, then, at the request of JPMSI, the Company will enter into an agreement with JPMSI in the form substantially similar to the Master Agreement (including, without limitation, Part 5 Sections 11 through 13 of the Schedule and the Credit Support Annex) with respect to such collateral, and such agreement will supersede and replace this paragraph. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Master Agreement incorporated herein, this Agreement shall prevail.

         SECTION 8. Conditions to Remarketing Dealer's Obligations. In connection with each Remarketing, the obligations of the Remarketing Dealer to purchase the Drs. on the relevant Remarketing Date in accordance with the provisions of this Agreement, to determine the relevant Reset Interest Rate pursuant to subsection 4(d), and to remarket the Drs. in such Remarketing have been undertaken in reliance on, and are subject to, the following conditions:

           (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy in all material respects of the representations and warranties in this Agreement and any certificate delivered pursuant hereto;

           (b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in, the Underwriting Agreement;

          (c) none of the following events shall have occurred at any time on or prior to the relevant Remarketing Date:

              (i) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default thereunder, with respect to the Drs. shall have occurred and be continuing;

              (ii) an Event of Default (as defined in the Master Agreement) shall have occurred and be continuing under the Master Agreement (whether or not the Master Agreement shall have terminated);

              (iii) the Company shall have failed to comply with the provisions of the Master Agreement (as incorporated herein pursuant to Section 7(c) above) or any agreement entered into pursuant to Section 7(c) above or an event shall have occurred thereunder, if such failure or such an occurrence is continuing and constitutes an Event of Default (as defined in the Master Agreement or such other agreement entered into pursuant to Section 7(c), as the case may be); or

              (iv) without the prior written consent of the Remarketing Dealer, the Indenture (including the Drs.) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Remarketing Dealer materially changes the nature of the Drs. or the remarketing procedures;

         (d) in connection with such Remarketing, none of the following events shall have occurred after the Remarketing Dealer elects on the relevant Notification Date to purchase the Drs.:

              (i) there shall have occurred any downgrading, or any notice shall have been given of (A) any downgrading, (B) any intended or potential downgrading or (C) any review or possible change that does not indicate an improvement, in the rating accorded any debt securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

              (ii) trading of any securities of, or guaranteed by, the Company shall have been suspended on any exchange or in any over-the-counter market;

              (iii) a material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which is such as to make it, in the judgment of the Remarketing Dealer, impracticable or inadvisable to remarket the Drs. or to enforce contracts for the sale of the Drs.;

              (iv) if a prospectus is required under the Securities Act to be delivered in connection with such Remarketing, the Company shall fail to furnish to the Remarketing Dealer on the relevant Remarketing Date the officers' certificate, opinion and comfort letter referred to in subsection 3(f) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of Drs. in such Remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained;

              (v) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; or a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities;

              (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Remarketing Dealer, is material and adverse and which, in the judgment of the Remarketing Dealer, makes it impracticable to remarket the Drs. or to enforce contracts for the sale of the Drs.;

              (vii) the Treasury Rate used to determine the Dollar Price on the relevant Determination Date exceeds the Base Rate; or

              (viii) the Remarketing Dealer shall not have received by the required time on the relevant Determination Date any firm, committed bids to purchase all of the Drs. in accordance with subsection 4(d) hereof;

          (e) the Remarketing Dealer shall have received (as soon as practicable following notification by the Remarketing Dealer to the Company on the relevant Notification Date of its election to purchase the Drs. and in any event prior to the relevant Determination Date) a certificate of any of the Chief Financial Officer, the Treasurer, or the Controller of the Company, satisfactory to the Remarketing Dealer, dated as of the relevant Notification Date, to the following effect:

              (i) the Company has, prior to the Remarketing Dealer's election on such Notification Date to remarket the Drs., provided the Remarketing Dealer with notice of all events as required under subsection 3(a) of this Agreement;

              (ii) the representations and warranties in this Agreement are true and correct in all material respects at and as of such Notification Date; and


              (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Notification Date; and

        (f) the Remarketing Dealer shall have received on the relevant Remarketing Date a certificate of any of the Chief Financial Officer, the Treasurer or the Controller of the Company, satisfactory to the Remarketing Dealer, dated as of such Remarketing Date, to the following effect:

              (i) the representations and warranties in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of such Remarketing Date;

              (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Remarketing Date;

              (iii) no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, shall have occurred since the date of the most recent financial statements of the Company filed with the Commission; and

              (iv) the conditions specified in clauses (i), (ii) and (iii) of subsection 8(c) and clauses (i) and (ii) of subsection 8(d) of this Agreement have been satisfied.

         SECTION 9. Indemnification. (a) The Company agrees to indemnify and hold harmless the Remarketing Dealer and each person, if any, who controls the Remarketing Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted):

              (i) arising out of the failure to have an effective registration statement under the Securities Act relating to the Drs., if required, or the failure to satisfy the prospectus delivery requirements of the Securities Act because the Company failed to notify the Remarketing Dealer of such delivery requirement or failed to provide the Remarketing Dealer with a prospectus for delivery,

              (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Remarketing Dealer furnished to the Company in writing by the Remarketing Dealer expressly for use therein, or

              (iii) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or

              (iv) the acts or omissions of the Remarketing Dealer in connection with its duties and obligations hereunder, except to the extent finally judicially determined to be due primarily to its gross negligence or willful misconduct.

         (b) The Remarketing Dealer agrees to indemnify and hold harmless the Company, its directors and its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Remarketing Dealer in subsection 9(a)(ii) of this Agreement, but only with reference to information relating to such Remarketing Dealer furnished to the Company in writing by such Remarketing Dealer expressly for use in any of the Remarketing Materials.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless

              (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,

              (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or

              (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Remarketing Dealer and its directors and officers shall be designated in writing by it and any such separate firm for the Company, its directors and its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

         (d) Notwithstanding the foregoing subsection (c), if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by such subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting in good faith the request for reimbursement and all other fees and expenses of counsel not so contested shall have been reimbursed. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (e) If the indemnification provided for in subsections 9(a) and 9(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Dealer, on the other hand, from the remarketing of the Drs. or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such propor tion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Remarketing Dealer, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. With respect to either Remarketing, the relative benefits received by the Company, on the one hand, and the Remarketing Dealer, on the other, shall be deemed to be in the same respective proportions as the aggregate principal amount of the Drs. bears to the amount, if any, by which the price at which the Drs. are sold by the Remarketing Dealer in such Remarketing exceeds the price paid by the Remarketing Dealer for the Drs. tendered on the relevant Remarketing Date plus, in the case of the First Remarketing, the value (if any) of the remaining embedded interest rate option, as reasonably determined by the Remarketing Dealer. The relative fault of the Company, on the one hand, and the Remarketing Dealer, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company and the Remarketing Dealer agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

          (g) Notwithstanding the provisions of this Section 9, in no event shall the Remarketing Dealer be required to contribute any amount in excess of the amount by which the total price at which the Drs. remarketed by it and distributed to the public were offered to the public exceeds the amount of any damages that such Remarketing Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law of in equity.

          (h) The indemnity and contribution agreements of the Company and the Remarketing Dealer contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement and
(ii) any investigation made by or on behalf of the Remarketing Dealer or any person controlling the Remarketing Dealer or by or on behalf of the Company, its officers or directors or any other person controlling the Company.

         SECTION 10. Termination of Remarketing Agreement. (a) This Agreement shall terminate as to the Remarketing Dealer on the earliest of

              (i) the effective date of the resignation of the Remarketing Dealer pursuant to Section 6;

              (ii) the date of the occurrence of any of the events described in clauses (i) through (iii) of subsection 4(g); or

              (iii) the date the Company gives notice of its intention to redeem all of the outstanding Drs. in accordance with subsection 4(h).

          (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before either Remarketing Date, if:

              (i) any of the conditions referred to or set forth in subsection 8(a) or (b) hereof have not been met or satisfied in full or any of the events set forth in subsection 8(c) or 8(d) shall have occurred; or

              (ii) the Remarketing Dealer determines, in its sole discretion, after consultation with the Company, that there is material, non-public information about the Company that is not available to the Remarketing Dealer which is necessary for it to fulfill its obligations under this Agreement.

          (c) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except that, in the case of a termination resulting from a failure to observe the conditions set forth in subsections 8(a) or 8(b), or the occurrence of any of the events set forth in subsection 8(c) or any of clauses (i) through (iv) of subsection 8(d), the Company shall reimburse the Remarketing Dealer for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer. Section 9 and subsections 4(h), 10(c) and 10(d) shall survive such termination and remain in full force and effect.

           (d)  Upon:

              (i) the termination of this Agreement pursuant to subsection 10(b) (except as a result of any event described in subsection 8(d)(vii) and subject to the Remarketing Dealer's obligation to comply with Section 4(d) hereof), or

              (ii) a repurchase by the Company of any Drs. due to a failure by the holder thereof to deliver the Drs. to the Remarketing Dealer against payment therefor in connection with a mandatory tender, then, upon the request of the Remarketing Dealer, the Company shall pay the Call Price (as defined below) to the Remarketing Dealer.

         The Remarketing Dealer shall promptly notify the Company of the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price shall be paid in same-day funds by wire transfer to an account designated by the Remarketing Dealer and shall be paid as soon as practicable, and in any event not later than the earlier of (x) three Business Days after written notification to the Company and (y) the first Remarketing Date after notification to the Company.

         "CALL PRICE" means the fair market value of the embedded interest rate option implicit in the Remarketing Dealer's right to purchase at par and remarket on each Remarketing Date, pursuant to this Agreement, of any Drs. not purchased (due to the prior termination of this Agreement or otherwise) by the Remarketing Dealer on the relevant Remarketing Date (such principal amount of Drs., the "UNPURCHASED DRS."). This amount shall equal:

              (i) if the Remarketing Dealer's request for the Call Price payment is made before the first Determination Date, the Commercially Reasonable Option Value (as defined below) on the date of such request;

              (ii) if the Remarketing Dealer's request for the Call Price payment is made on or after the first Determination Date and on or prior to the First Remarketing Date, the amount, if positive, equal to:

                     (1) the Commercially Reasonable Option Value, determined as if the date of determination thereof was the first day after the First Remarketing Date;

                     plus

                     (2)(a) the Drs. Premium for the first Determination Date;

                         multiplied by

                      (b)(x) the Unpurchased Drs. on the First Remarketing Date;

                         divided by

                         (y) the Original Amount of Drs.


         "ORIGINAL AMOUNT OF DRS." means the principal amount of the Drs. issued by the Company on the date hereof; and "DRS. PREMIUM" equals the Dollar Price relating to the relevant Determination Date less the Original Amount of Drs.;

         (iii) if the Remarketing Dealer's request for a Call Price payment is made after the First Remarketing Date but before the second Determination Date, the amount equal to the Commercially Reasonable Option Value on the date of such request;

         (iv) if the Remarketing Dealer's request for the Call Price payment is made on or after the second Determination Date, an amount (if positive) equal to:

                  (1) the Drs. Premium for the second Determination Date;

                  multiplied by

                  (2)(a) the Unpurchased Drs. on the Second Remarketing Date;

                         divided by

                         (b) the Original Amount of Drs.

"COMMERCIALLY REASONABLE OPTION VALUE" means, on any specified date, the amount determined by the Remarketing Dealer on such date under Section 6(e) of the Master Agreement on a "Market Quotation" basis in respect of the embedded interest rate option(s) implicit in the Remarketing Dealer's option to purchase at par the Unpurchased Drs. on each remaining Remarketing Date, as if a "Termination Event" had occurred on such specified date under such interest rate option with respect to the Company under the Master Agreement and the Company was the "Affected Party". The determination of the Commercially Reasonable Option Value shall be made using the provisions of the Master Agreement regardless of any termination of the Master Agreement.

         The Remarketing Dealer's determination of the Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

          (e) This Agreement shall not be subject to termination by the Company.

         SECTION 11. Remarketing Dealer's Performance; Duty of Care. The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Company or to any beneficial owner or holder of Drs. in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the remarketing or otherwise, except to the extent finally judicially determined to be due primarily to its gross negligence or willful misconduct.

         SECTION 12. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         SECTION 13. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no Drs. are outstanding or the completion of the Second Remarketing.

         Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company and the Remarketing Dealer pursuant to Section 9 and of the Company under subsections 4(h), 10(c) and 10(d) hereof shall remain operative and in full force and effect until fully satisfied.

         SECTION 14. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person (other than as specified in Article Nine of the Indenture) without the prior written consent of the Remarketing Dealer. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person (other than an affiliate of the Remarketing Dealer, with the consent of the Company, not to be unreasonably withheld) without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any other indemnified party to the extent provided in Section 9 hereof. The terms "successors" and "assigns" shall not include any purchaser of any Drs. merely because of such purchase.

         SECTION 15. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         SECTION 16. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         SECTION 17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         SECTION 18. Amendments; Waivers. This Agreement may be amended or portions thereof may be waived by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended or the provisions as so waived are not inconsistent with the Indenture in effect as of the date of any such amendment or waiver.

         SECTION 19. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or, if earlier, three days after it was mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

           (a)  to the Company:

                  Service Corporation International
                  1929 Allen Parkway
                  P.O. Box 130548
                  Houston, Texas 77019
                  Attention: James M. Shelger
                  Facsimile No.: (713) 525-9067

           (b)  to JPMSI:

                  J.P. Morgan Securities Inc.
                  60 Wall Street
                  New York, New York 10260
                  Attention:  Syndicate Department
                  Facsimile No.:  (212) 648-5909

or to such other address as the Company or the Remarketing Dealer shall specify in writing.

         IN WITNESS WHEREOF, each of the Company and the Remarketing Dealer has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                          SERVICE CORPORATION
                                              INTERNATIONAL


                                          By   /s/ GREGORY L. CAUTHEN
                                            ----------------------------------
                                            Name:  Gregory L. Cauthen
                                            Title: Vice President and Treasurer


                                          J.P. MORGAN SECURITIES INC.



                                          By   /s/ RAYMOND SCHMITT
                                            ----------------------------------
                                            Name:  Raymond Schmitt
                                            Title: